SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 19, 2004

                                  VAXGEN, INC.
             (Exact name of Registrant as Specified in its Charter)

          DELAWARE                       0-26483                 94-3236309
(State or other jurisdiction of        (Commission           (I.R.S. Employer
 incorporation or organization)        File Number)       Identification Number)

            1000 MARINA BLVD., SUITE 200, BRISBANE, CALIFORNIA 94005
                  (Address of Principal Administrative Offices)

       Registrant's Telephone Number, Including Area Code: (650) 624-1000


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         (Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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                    SECTION 3--SECURITIES AND TRADING MARKETS

Item 3.02. Unregistered Sales of Equity Securities.

      On November 19, 2004, VaxGen, Inc. (the "Company") entered into individual purchase agreements for the total sale of approximately 3 million shares of its common stock at $13.25 per share through a direct offering of unregistered securities to a group of institutional investors. The securities were sold pursuant to Rule 506 of the Securities Act and thus were exempt from the registration requirements of the Securities Act of 1933. The transaction is expected to provide gross proceeds of $40 million. The transaction is expected to close on November 22, 2004. The form of stock purchase agreement is included as an exhibit to this report.

                  SECTION 9--FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.  Financial Statements and Exhibits.

      (a)   Financial Statements of Businesses Acquired. Not applicable.

      (b)   Pro Forma Financial Information. Not applicable.

      (c)   Exhibits.

Exhibit No.                Description
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Exhibit 4.1                Form of Stock Purchase Agreement

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  VaxGen, Inc.
                                                  (Registrant)


Dated: November 23, 2004                  By:/s/ James M. Cunha
                                             -----------------------------------
                                             James M. Cunha
                                             Chief Financial Officer

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                                  EXHIBIT INDEX

Exhibit No.                Description
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Exhibit 4.1                Form of Stock Purchase Agreement